Exhibit 99.1
Press Release
For Immediate Release

Independent Bank Group, Inc. Completes Acquisition of Grand Bank

McKINNEY, Texas, November 2, 2015 /Globe Newswire -- Independent Bank Group, Inc. (Nasdaq: IBTX), the holding company for Independent Bank, today announced the completion of the acquisition of Grand Bank, Dallas, Texas. As of June 30, 2015, Grand Bank reported total assets of $608.6 million, total deposits of $507.1 million, and total equity capital of $41.6 million. Grand Bank is a full service commercial bank with two offices in the Dallas area. As part of the transaction, Grand Bank was merged into Independent Bank.

Under the terms of the definitive agreement, Independent Bank Group issued 1,279,532 shares of Independent Bank Group common stock and paid 24.1 million in cash as consideration for all of the outstanding securities of Grand Bank.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 42 banking offices in three market regions located in the Dallas/Fort Worth, Austin and Houston, Texas areas.

In connection with the acquisition of Grand Bank, Independent Bank Group filed with the Securities and Exchange Commission registration statements on Form S-4 to register the shares of Independent Bank Group's common stock issued to the shareholders of Grand Bank. The registration statement includes a proxy statement/prospectus which was sent to the shareholders of Grand Bank seeking their approval of the transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENTS ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENTS ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT INDEPENDENT BANK GROUP AND GRAND BANK AND THE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the Securities and Exchange Commission at http://www.sec.gov or from Independent Bank Group at its website, www.ibtx.com. Documents filed with the SEC by Independent Bank Group will be available free of charge by directing a request by telephone or mail to Independent Bank Group, Inc., 1600 Redbud Blvd., Suite 400, McKinney, Texas 75069, 972-562-9004.

Risks and Uncertainties

Risks and uncertainties of the transaction include but are not limited to whether Independent Bank Group can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the trading price of Independent Bank Group common stock; the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank Group's securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations, and fluctuations in the energy markets; and weather. These and various other factors are discussed in Independent Bank Group's Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Analysts/Investors:

Torry Berntsen President and Chief Operating Officer (972) 562-9004 tberntsen@ibtx.com	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Media:

Robb Temple Chief Administrative Officer (972) 562-9004 rtemple@ibtx.com

Source: Independent Bank Group, Inc.